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                                                                   EXHIBIT 99.12


             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]



Board of Directors
C-Cube Microsystems Inc.
1778 McCarthy Boulevard
Milpitas, California 95035

Members of the Board:

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of C-Cube Microsystems Inc. ("C-Cube") as Appendix C to the Joint Proxy Statement/Prospectus/Information Statement of C-Cube and Harmonic Inc. ("Harmonic") relating to the proposed merger transaction involving C-Cube and Harmonic and references thereto in such Joint Proxy Statement/Prospectus/Information Statement under the captions "SUMMARY -- Opinions of Financial Advisors" and "THE MERGER -- Opinion of C-Cube Microsystems financial Advisor." In giving such consent, we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                               By: /S/ CREDIT SUISSE FIRST BOSTON CORPORATION
                                   ------------------------------------------
                                     CREDIT SUISSE FIRST BOSTON CORPORATION



New York, New York
November 30, 1999